UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 13, 2019

CSW INDUSTRIALS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37454	47-2266942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5420 Lyndon B. Johnson Freeway, Suite 500
Dallas, Texas 75240
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSWI	Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 13, 2019, CSW Industrials, Inc., a Delaware corporation (the “Company”), held its 2019 Annual Meeting of Stockholders (the “Meeting”). The number of shares present at the Meeting was 13,838,165, representing 92.1% of the 15,023,768 shares issued and outstanding that were entitled to vote on June 19, 2019, the record date for the Meeting.

Three items of business were submitted to stockholders at the Meeting. The voting results for each proposal are set forth below. Percentages shown are calculated in accordance with the methodology for counting votes for each proposal as described in the proxy statement related to the Meeting.

1.Election of Directors. The director nominees listed below were duly elected at the Meeting for a one-year term expiring in 2020 pursuant to the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph Armes	12,025,261 (98.8%)	150,277 (1.2%)	1,662,627
Michael Gambrell	11,355,149 (93.3%)	820,389 (6.7%)	1,662,627
Terry Johnston	11,961,065 (98.2%)	214,473 (1.8%)	1,662,627
Robert Swartz	11,942,456 (98.1%)	233,082 (1.9%)	1,662,627
Kent Sweezey	12,053,975 (99.0%)	121,563 (1.0%)	1,662,627

2.Advisory Vote on Executive Compensation. The proposal for approval, on an advisory basis, of the compensation of the Company’s named executive officers was approved pursuant to the following votes:

Votes FOR:	11,389,502 (96.0%)
Votes AGAINST:	472,698 (4.0%)
Votes ABSTAINED:	313,338
Broker Non-Votes:	1,662,627

3.Ratification of Independent Registered Public Accounting Firm. Grant Thornton LLP was ratified to serve as the Company’s independent registered public accounting firm for fiscal 2020 pursuant to the following votes:

Votes FOR:	13,780,964 (99.9%)
Votes AGAINST:	13,611 (0.1%)
Votes ABSTAINED:	43,590
Broker Non-Votes:	0

No other matters were voted on at the Meeting.

Item 8.01 Other Events.

On August 15, 2019, Joseph B. Armes, Chairman, Chief Executive Officer and President of the Company, entered into an amended pre-arranged trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) and the Company’s insider trading policy (the “Plan”).

Under the Plan, Mr. Armes may sell in the open market at prevailing prices on specified dates (subject to minimum price thresholds set forth in the Plan) an aggregate of up to 30,000 shares of the Company’s common stock. The shares are intended to be sold on a monthly basis in equal installments, to the extent practicable. Any sales will be made during the period beginning in December 2019 until the Plan terminates in November 2020. Any transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Mr. Armes entered into the Plan to diversify his personal financial holdings and address estate planning needs. Mr. Armes currently owns equity interests in the Company with a value of approximately 15 times his base salary, well in excess of the six times base salary multiple required for his role under the Company’s stock ownership guidelines, which multiple was recently increased from five times base salary by the Company’s Board of Directors. Based on the Company’s current valuation, Mr. Armes will continue to own shares of Company common stock with a value more than double his ownership requirement following completion of the Plan.

Rule 10b5-1 allows insiders to adopt written plans for trading securities in a non-discretionary, pre-scheduled manner in order to avoid concerns about initiating stock transactions when the insider may be in possession of material non-public information. Certain other officers and directors of the Company may from time to time enter into trading plans established in accordance with Rule 10b5-1 under the Exchange Act. Except to the extent required by law, the Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future or to report any modifications or terminations of any publicly announced trading plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 16, 2019

By:	/s/ Luke E. Alverson

Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary